Exhibit 99.1

Company Contact:
Mr. Y. Tristan Kuo
Chief Financial Officer
China Biologic Products, Inc.
Tel: +86 53 8620 2206
Email: IR@chinabiologic.com
www.chinabiologic.com

FOR IMMEDIATE RELEASE

China Biologic Products Will Present at Jefferies Global Healthcare Conference in New York on June 9, 2011

TAI'AN, China, June 3, 2011 /PRNewswire-Asia-FirstCall/ -- China Biologic Products, Inc. (Nasdaq: CBPO) ("China Biologic," or the "Company"), a leading plasma-based biopharmaceutical company in China, today announced that it will present and meet with investors at the Jefferies 2011 Global Healthcare Conference in New York, NY on June 9, 2011.

Mr. Ming Yin, China Biologic’s Vice President - Finance, will present at the Jefferies 2011 Global Healthcare Conference in New York on June 9 at 2:30 p.m. The conference will be held in the Grand Hyatt New York, 109 East 42nd Street between Lexington and Park Avenues.

Investors interested in attending the Jefferies conference and meeting with China Biologic should contact their Jefferies representative.

About China Biologic Products, Inc.

China Biologic Products, Inc., through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd. and its equity investment in Xi'an Huitian Blood Products Co., Ltd., is currently one of the leading plasma-based biopharmaceutical companies in China. The Company is a fully integrated biologic products company with plasma collection, production and manufacturing, research and development and commercial operations. The Company's plasma-based biopharmaceutical products are irreplaceable during medical emergencies and are used for the prevention and treatment of various diseases. The Company sells its products to hospitals and other healthcare facilities in China. Please see the Company's website http://www.chinabiologic.com for additional information.

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